SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009 (June 5, 2009)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     REGULATION FD DISCLOSURE.

National Public Finance Guarantee Corporation (“National”), an indirect subsidiary of MBIA Inc., issued a press release on June 5, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On June 5, 2009 National issued a press release commenting on the announcement on June 5, 2009 by Standard & Poor's Rating Services (“S&P”) that it had lowered its counterparty credit, financial strength, and financial enhancement ratings on National to “A” from “AA-” and removed them from CreditWatch with developing implications. The outlook for National is developing. At the same time, S&P lowered its counterparty credit, financial strength, and financial enhancement ratings on MBIA Insurance Corporation (“MBIA Corp.”) to “BBB” from “BBB+” and S&P also lowered its counterparty credit rating on MBIA Inc. to “BB” from “BB+,” both with negative outlook.   In addition, S&P lowered its counterparty credit and financial strength ratings on Municipal Bond Insurance Association to “A” from “AA-“ and removed them from CreditWatch developing, with developing outlook, mirroring the action taken on National.

S&P noted that the downgrade of National reflects its view of both “its uncertain business and capital-raising prospects.”  In addition, S&P cited the following factors in its downgrade decision:  “The company’s capital adequacy is marginally below our ‘AA’ standard.  Management’s stated goals are to raise additional capital to bolster National’s current resources and effectively ring-fence National from MBIA [Corp.] and its more volatile book of business.  However, the ring-fencing actions it has taken so far have had limited impact in that we view National as no more or less ring-fenced than any typical bond insurance subsidiary operating in a consolidated group.  In addition, the legal challenges the company faces as a result of its restructuring are, in our opinion, an impediment to both business prospects and capital-raising efforts.”

S&P noted that it downgraded MBIA Corp. “because of increased loss assumptions on its 2005-2007 vintage direct RMBS and CDO of ABS and a change in the assumed tax benefit of tax-loss carryforwards. It is our view, based on its tax share filing status, that MBIA Inc. will not be able to fully realize the tax benefit of MBIA [Corp.]’s operating losses.”

In addition, S&P stated that it believes “that there is strong incentive for MBIA [Corp.] to maintain an orderly runoff of its legacy book of business so as not to damage the franchise value of National.  To this end, from a risk-management perspective, management has indicated that it will retain sufficient experienced staff to support surveillance and remediation efforts.”

S&P also noted that “the outlook on National is developing” and that S&P “could raise the rating if there is a favorable resolution of the current litigation, which in turn could facilitate capital-raising efforts and lead to more tangible separation of National from MBIA [Corp.] and MBIA Inc.”  S&P further stated that “improving business acceptance could be an outgrowth of these developments, which could lead to a rating in the ‘AA’ category.  Alternatively, an ongoing lack of market acceptance and continued weak financial flexibility could result in a downgrade to the ‘BBB’ category.”

S&P noted that the negative outlook on MBIA Corp. reflects its view “that adverse loss development on the structured finance book could continue.  A revision of the outlook to stable will depend on, among other factors, greater certainty of ultimate potential losses as well as the orderly runoff of the book of business.”

S&P noted that lists of the ratings that have changed as a result of these actions will be posted in the coming days at www.standardandpoors.com/Ratings/Bond Insurance and that ratings information is also available on RatingsDirect (www.ratingsdirect.com).  S&P stated that its analysis of the impact of these ratings actions is ongoing and that it will post any additional rating changes at the same locations.

Below is the list of ratings actions included in S&P’s press release:

“Downgraded; CreditWatch/Outlook Action
	To	From
National Public Finance Guarantee Corp
Municipal Bond Insurance Assn.
Counterparty Credit Rating
Local Currency	A/Developing/--	AA-/Watch Dev/--
Financial Strength Rating
Local Currency	A/Developing/--	AA-/Watch Dev/--

National Public Finance Guarantee Corp
Financial Enhancement Rating
Local Currency	A/--	AA-/Watch Dev/--

Downgraded
	To	From
Capital Markets Assurance Corp.
Counterparty Credit Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Strength Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--

MBIA Insurance Corp.
Counterparty Credit Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Strength Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Enhancement Rating
Local Currency	BBB/--/--	BBB+/--/--
Senior Unsecured	BB+	BBB-
Preferred Stock	BB	BB+

MBIA Assurance S.A.
Counterparty Credit Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Strength Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Enhancement Rating
Local Currency	BBB/--/--	BBB+/--/--

MBIA U.K. Insurance Ltd.
Financial Strength Rating
Local Currency	BBB/Negative/--	BBB+/Negative/--
Financial Enhancement Rating
Local Currency	BBB/--/--	BBB+/--/--

MBIA Inc.
Counterparty Credit Rating
Local Currency	BB/Negative/--	BB+/Negative/--
Senior Unsecured	BB	BB+

MBIA Global Funding LLC
Senior Secured	BBB	BBB+
Senior Unsecured	BBB	BBB+”

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1      Press Release issued by National Public Finance Guarantee Corporation dated June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	June 9, 2009

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated June 9, 2009

Exhibit 99.1                  Press Release issued by National Public Finance Guarantee Corporation dated June 5, 2009.